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                                            ***TEXT OMITTED AND FILED SEPARATELY
                                               *CONFIDENTIAL TREATMENT REQUESTED

                                                                   Exhibit 10.27


                               RESEARCH AGREEMENT

                                   Effective: OCTOBER 4, 2001 ("Effective Date")

         DOW CORNING CORPORATION having a principal place of business at 2200 Salzburg Road, P.O. Box 994 Midland, Michigan 48686-0994 ("DCC") and GENENCOR INTERNATIONAL, INC. having a principal place of business at 925 Page Mill Road, Palo Alto, CA 94304-1013 ("GCOR") (collectively referred to herein as the "Parties") agree as follows:

         WHEREAS, the Parties have signed a certain Memorandum of Understanding dated [...***...] (the "MOU") whereby the Parties intend to form a pre-eminent alliance in the Field of Silicon Biotechnology and to negotiate and execute a definitive Research Agreement reflecting a research and development alliance and certain licenses in the Silicon Biotechnology Field (the "Definitive Agreement");

         WHEREAS, the Parties have signed a certain Interim R&D Agreement dated [...***...] (the "Interim Agreement") pursuant to which the Parties have undertaken certain interim research prior to the execution of the Definitive Agreement; and

         WHEREAS, the Parties intend for this Research Agreement to constitute the Definitive Agreement as defined in, and contemplated by the MOU.


         NOW THEREFORE, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 "Affiliate" shall mean any corporation or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the designated party but only for so long as such relationship exists. Solely for purposes of this Section 1.1, "Control" shall mean ownership of greater than fifty percent (>50%) of the shares of stock entitled to vote for directors in the case of a corporation and greater than fifty percent (>50%) of the interests in profits in the case of a business entity other than a corporation.

1.2 "Alliance Rights" shall mean any invention or discovery, patentable or otherwise, and patent rights associated therewith, which arise out of the R&D Program, and which is first conceived and/or reduced to practice during the R&D Program Term.

1.3 "Biological Material" shall mean material including strains, genes, vectors, plasmids, and other DNA sequences or constructs, libraries and the like, together with any progeny, mutants, derivatives or replicated forms thereof, and any information relating thereto.

1.4 "Commercial Entity" shall have the meaning set forth in Section 8.1.


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                                               *CONFIDENTIAL TREATMENT REQUESTED

1.5 "Commercial Phase" shall mean the phase of the alliance focused on commercialization of products developed during the Research Phase.

1.6 "Controlled or Controls" shall mean with respect to any patent rights, the ability to grant licenses or sublicenses in the Silicon Biotechnology Field to and/or disclose such without violating the terms of any bona fide agreement with a Third Party to which such patent right is subject.

1.7 "DCC Background Rights" shall mean all know-how and patent rights owned or Controlled by DCC as of the Effective Date of this Agreement (excluding any such rights that are subject to an exclusive license to a Third Party) or developed by DCC independently during the R&D Program Term and useful for the research, development and/or commercialization of products or processes in the Silicon Biotechnology Field.

1.8 "Designated Management Representative" shall in the case of DCC be [...***...] and in the case of GCOR be [...***...], which representatives shall be responsible for conflict resolution and decision making which is unresolved by the Steering Committee.

1.9 "Development Activities" shall mean activities undertaken by either Party on a R&D Program at the decision of the Steering Committee which activities relate to the scale up of a product or process which meets certain agreed upon functional performance criteria and/or cost specifications, such activities to be at a scale consistent with commercial validation.

1.10 "FTE" shall mean full time equivalent of GCOR research and development personnel including direct and indirect costs.

1.11 "GCOR Background Rights" shall mean all know-how and patent rights owned or Controlled by GCOR as of the Effective Date of this Agreement (excluding any such rights that are subject to an exclusive license to a Third Party) or developed by GCOR independently during the R&D Program Term and useful for the research, development and/or commercialization of products or processes in the Silicon Biotechnology Field.

1.12 "Milestones" shall have the meaning set forth in Section 3.2.

1.13 "Project" shall mean each specific project with its related Work Plan approved by the Steering Committee for incorporation in the R&D Program.

1.14 "Quarter" shall mean each calendar three (3) month period during the R&D Program Term as measured from the Effective Date.

1.15 "R&D Program" shall have the meaning set forth in Section 2.4.

1.16 "R&D Program Term" shall have the meaning set forth in Section 10.2.

1.17 "Research Phase" shall mean the phase of the alliance focused primarily on the R&D Program.

1.18 "Silicon Biotechnology Field" shall mean [...***...].


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                                               *CONFIDENTIAL TREATMENT REQUESTED

1.19 "Third Party" shall mean any person or persons including any individual business entity, partnership, corporation, or other entity other than Dow Corning Corporation and Affiliates or Genencor International, Inc and Affiliates.

1.20 "Work Plan" shall mean the detailed work plan developed for each Project within the R&D Program as described in Section 2.4.


                                   ARTICLE II
                      THE RESEARCH AND DEVELOPMENT ALLIANCE

2.1 [...***...] OF ALLIANCE. During the R&D Program Term, except for the pre-existing relationships of GCOR in the Silicon Biotechnology Field as disclosed in Exhibit B, [...***...] through the Alliance in the Silicon Biotechnology Field.

         During the R&D Program Term, except for the pre-existing relationships of [...***...] in the Silicon Biotechnology Field as disclosed in Exhibit C, [...***...] will first notify the Alliance in writing of any biotechnology-based opportunities within the Silicon Biotechnology Field of which [...***...] is or becomes aware. [...***...]

2.2 SCOPE OF THE ALLIANCE. The initial focus of the Alliance is the research, development and commercialization of products and processes within the Silicon Biotechnology Field, however, as appropriate and upon mutual agreement of the Parties, the Alliance may be expanded to include [...***...].

2.3      STEERING COMMITTEE.

         (a) MEMBERSHIP. A committee (the "Steering Committee") consisting of three (3) members appointed by GCOR and three (3) members appointed by DCC shall be established in order to monitor and coordinate the Alliance efforts under this Agreement including the conduct of the R&D Program. Each Party has one (1) vote total on any matter within the scope of the R&D Program coming before the Steering Committee. The Steering Committee may invite additional representatives from both parties to participate in meetings as deemed necessary and appropriate.

         (b) RESPONSIBILITIES. The Steering Committee shall have general responsibility, subject to the provisions of Section 2.3(d) below, for directing the research and development efforts under the R&D Program and for monitoring the work done under the R&D Program. The Steering Committee shall in good faith discuss matters related, but not limited to:

              (i) Selecting and prioritizing projects, setting priorities and time frames for the performance of certain activities and deliverables outlined in the agreed Work Plan for each project;
              (ii) Directing the Alliance's research and development efforts under the R&D Program;
              (iii) Reviewing progress versus agreed work plans for each project;
              (iv) Making recommendations on changing, expanding or discontinuing research on project(s);


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                                               *CONFIDENTIAL TREATMENT REQUESTED

              (v) Reviewing budgets and funding requirements for each goal or project within the R&D Program subject to the funding obligations set forth in this Agreement;
              (vi)   Resolving possible conflicts of interest;
              (vii) Recommending inclusion of any third parties or any intellectual property rights or know-how belonging to third parties in the R&D Program;
              (viii) Reviewing personnel requirements for each goal or project within the R&D Program; and
              (ix) Reviewing progress toward Milestones and making recommendations to pay milestone payments pursuant to the project Work Plans.

         (c) MEETINGS. The Steering Committee shall hold meetings at such times and places as shall be determined by a majority of the entire membership of the Steering Committee, provided that in no event shall such meetings be held less frequently than once every quarter. Such meetings may be held in person or by telephone conference, provided that any decision made during a telephone conference is evidenced by a confirmed writing signed by one or more of the members of the Steering Committee from each Party.

         (d) VOTES. Actions to be taken by the Steering Committee pursuant to the terms of this Agreement shall only be taken following the unanimous vote of the Steering Committee. The Steering Committee shall attempt to have all decisions approved by all members of the Steering Committee. If the Steering Committee is unable to reach a unanimous decision, such matters shall be referred to the Designated Management Representative(s) of each Party for consideration and action. While the Steering Committee may take actions to coordinate the efforts taken by each Party under the R&D Program and to make recommendations concerning the matters set forth in Section 2.3(b), the Steering Committee shall not have any authority to enter into any contract or to amend the terms and condition of this Agreement or incur any liability on behalf of either Party but shall be required to refer any such matters to, and obtain authorization from, the respective management of each Party. Notwithstanding the creation of the Steering Committee, each Party shall retain the rights, powers and discretion granted to it under this Agreement and such Steering Committee shall not be delegated with any such rights, powers or discretion unless the Parties expressly agree in writing.

         (e) EXPENSES. Each Party shall bear all expenses of its representatives related to the Steering Committee and the attendance at any meetings of the Steering Committee.

2.4 RESEARCH AND DEVELOPMENT PROGRAM. Using the Steering Committee as the device through which agreement is reached, DCC and GCOR will jointly agree on the research and development work to be performed under this Agreement, including which Party is responsible for such work, whether it is to be performed jointly by the Parties or solely by one of the Parties, relevant time lines for progress of such work and such other factors as are deemed necessary and appropriate to conduct the work. A summary of the work to be performed under the Agreement, including the initial R&D Program proposals for [...***...] (the "R&D Program"), is attached hereto and incorporated in the


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                                               *CONFIDENTIAL TREATMENT REQUESTED

Agreement as Exhibit D. Detailed Work Plans, including objectives, time lines, personnel requirements, milestones, performance metrics and deliverables, will be developed for each Project within the R&D Program. Said Work Plans, when generated and agreed upon by the Parties, will be incorporated into this Agreement. Work Plans may be amended by mutual agreement of the Parties and such amended Work Plans shall be attached hereto and incorporated herein.

2.5 INTERIM RESEARCH AGREEMENT. Upon execution of this Agreement, the Interim Agreement shall automatically terminate, subject to the Parties rights and obligations arising from the Interim Research Agreement prior to its termination.

2.6      FUNDING OF ALLIANCE BY DCC.

         (a) FUNDING. Subject to the terms and conditions set forth herein, DCC shall fund GCOR FTE's at a rate of [...***...] as payment for the research to be performed by GCOR under the R&D Program ("Research Funds"), such funding to be paid in accordance with the terms of
         Section 2.6(b).

         (b) PAYMENT. At the end of each Quarter during the Program Term, GCOR will send DCC an invoice for the FTE's expended on the R&D Program during the prior Quarter. DCC will pay GCOR the amount invoiced within thirty (30) days of receipt of the invoice.

         (c) STAFFING. Staffing levels will be mutually agreed to by the Parties and through the operation of the Steering Committee and based on the needs of the R&D Program. The overall levels of personnel allocated to the R&D Program will be reviewed and adjusted (as appropriate) quarterly by the Steering Committee to reflect the needs of the R&D Program. Subject to agreement by the Steering Committee to the contrary, it is expected that the overall level of personnel allocated by GCOR over the [...***...] will be approximately [...***...] scientific personnel .

         (d) CONFIRMATION OF STAFFING. GCOR will, at the end of each Quarter, provide DCC a report confirming the man-months expended during the prior Quarter.

2.7 DCC COSTS. DCC will pay all its own expenses for work on the R&D Program, with no cost sharing by GCOR.

2.8 DEVELOPMENT COSTS. Each Party will pay its own expenses for Development Activities on the R&D Program.

2.9 PERFORMANCE. Payment of the Research Funds shall be a condition to GCOR's obligation to perform the work set out in the R&D Program, and shall be a basis for termination of this Agreement by GCOR under Section 10.3 if such payments are not timely made. Subject to adjustments in staffing made by the Steering Committee, adequate staffing shall be a condition to DCC's obligation to make payments pursuant to Section 2.6, and shall be a basis for termination of this Agreement by DCC under Section 10.3 if staffing is not adequately provided.

2.10 PERFORMANCE OBLIGATIONS. The R&D Program shall be conducted at and/or coordinated from the facilities of each Party under the direction and supervision of the


                                      -5-
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                                               *CONFIDENTIAL TREATMENT REQUESTED

Steering Committee. GCOR shall use reasonable commercial efforts to diligently carry out and perform its tasks and duties under the R&D Program within the time periods set out in the Work Plan(s). Each Party shall be responsible for the administrative management and, subject to the funding obligations of DCC under
Section 2.6(a), fiscal control and all other expenses incurred by it for tasks and duties assigned to it in the R&D Program. So long as the R&D Program continues, GCOR and DCC shall periodically (at least quarterly) provide to the Steering Committee progress reports summarizing the technical progress of their respective work. Notwithstanding any other provision herein, provided GCOR shall have used reasonable commercial efforts to perform its tasks and duties under the R&D Program as herein required, GCOR shall not be liable for any failure to achieve its objectives described in the Work Plan on a timely basis or at all.


                                   ARTICLE III
                                    PAYMENTS

3.1 UPFRONT PAYMENT. Promptly upon execution of the Research Agreement and in consideration for [...***...] in the Silicon Biotechnology Field through the Alliance, DCC will pay GCOR a [...***...] lump sum payment of Twelve Million US Dollars ($12,000,000).

3.2 R&D BASED MILESTONES. Pursuant to the MOU, the Parties have agreed that DCC will make payments to GCOR of up to [...***...] for achievement of certain performance milestones ("Milestones"). Upon agreement by the Parties based on the Steering Committee's review of the scientific data and results of the R&D Program that a particular Milestone set forth in a Project Work Plan was achieved, DCC will make the specific non-refundable, lump sum payment(s) to GCOR associated with the performance milestones. The Milestone(s) that trigger such lump sum payments will be agreed to through operation of the Steering Committee for appropriate Project(s) within the R&D Program. The objectives for the Milestones, timelines or other factors affecting payment and the relevant payment will be agreed upon and set forth in the Work Plan for each relevant Project.

3.3 TIMING OF PAYMENT. Promptly, and no later than sixty (60) days after the Steering Committee determines that a Milestone has been met, DCC shall pay GCOR the applicable Milestone Payment.


                                      -6-
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                                               *CONFIDENTIAL TREATMENT REQUESTED


                                   ARTICLE IV
                              INTELLECTUAL PROPERTY

4.1 BACKGROUND RIGHTS. GCOR Background Rights shall continue to be owned or Controlled by GCOR, subject to the licenses granted to DCC pursuant to Section
4.2. DCC Background Rights shall continue to be owned or Controlled by DCC, subject to the licenses granted to GCOR pursuant to Section 4.3.

4.2 GCOR LICENSE TO DCC. In consideration of the license granted to GCOR pursuant to Section 4.3, GCOR hereby grants to DCC and DCC accepts a [...***...] license to GCOR Background Rights for the research, development and commercialization of products or processes in the Silicon Biotechnology Field. Periodically and at least annually during the R&D Program Term, GCOR will identify and list GCOR Background Rights that are deemed to be relevant to the research, development and commercialization of products or processes in the Silicon Biotechnology Field or which were specifically utilized by or for the Alliance during the R&D Program (the "GCOR Listed Rights"). The GCOR Listed Rights are specifically identified and described in Exhibit E.

4.3 DCC LICENSE TO GCOR. In consideration of the license granted to DCC pursuant to Section 4.2, DCC hereby grants to GCOR and GCOR accepts a [...***...] license to DCC Background Rights for the research, development and commercialization of products or processes in the Silicon Biotechnology Field. Periodically and at least annually during the R&D Program Term, DCC will identify and list DCC Background Rights that are deemed to be relevant to the research, development and commercialization of products or processes in the Silicon Biotechnology Field or which were specifically utilized by or for the Alliance during the R&D Program (the "DCC Listed Rights"). The DCC Listed Rights are specifically identified and described in Exhibit F.

4.4 [...***...] ALLIANCE RIGHTS. All right, title and interest in any inventions including patent rights relating thereto arising from the R&D Program, regardless of whether those inventions are made solely by employees or agents of either DCC or GCOR or jointly by employees or agents of both DCC and GCOR, will be [...***...] (the "Alliance Rights"). Inventorship shall be determined in accordance with US Patent Law. To the extent Third Parties are included in the R&D Program, the Parties will endeavor to obtain ownership of any inventions and related patent rights associated with inventions made by Third Party employees. However, in the event the Parties are unable to obtain ownership, they will at a minimum obtain a license on behalf of both Parties to said inventions and related patent rights.

4.5 COMMERCIAL RIGHTS TO USE ALLIANCE RIGHTS. Upon formation of the Commercial Entity, the Alliance Rights will either be exclusively licensed or assigned to the Commercial Entity by DCC and GCOR. At such time the Parties will mutually agree whether to license or assign the Alliance Rights to the Commercial Entity and in the absence of such agreement, the Alliance Rights will be exclusively licensed to the Commercial Entity.

         Subject to Article X, neither Party will have the right to make, use or sell products or processes covered by the Alliance Rights nor sublicense the Alliance Rights within or outside the Silicon Biotechnology Field without the prior written agreement of the other


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                                               *CONFIDENTIAL TREATMENT REQUESTED


Party; provided, however, that each Alliance Partner is hereby granted the right but not the obligation to obtain [...***...]. If a Party desires to obtain such a [...***...] for use [...***...] Silicon Biotechnology Field the Party so desiring the license (the "Requesting Party") should provide written notice to the non-requesting party. Upon receipt of such notice, the Parties shall negotiate in good faith the terms and conditions of said license, including for example whether it is [...***...] and the [...***...]. In the absence of agreement on reasonable terms of said license within ninety (90) days from notice by the Requesting Party shall be granted a license on default terms as follows, [...***...]. The appropriate [...***...] will be negotiated by the Parties taking into consideration such factors as [...***...].

4.6 RECOMMENDATIONS ON [...***...] ALLIANCE RIGHTS. The Steering Committee may make recommendations to the Parties regarding exploitation of the Alliance Rights within the Silicon Biotechnology Field [...***...].

4.7 PREPARATION / PROSECUTION OF PATENT APPLICATIONS. All reasonable costs (excluding internal time and costs) associated with the preparation, filing, prosecution and maintenance of any patent applications or patents covering Alliance Rights shall be [...***...]. The Parties through the Steering Committee will agree whether DCC, GCOR or a jointly agreed upon outside counsel will prepare, file and prosecute any given patent application taking into consideration the nature of the invention and the expertise of the Parties relating to the invention. The Parties shall cooperate in the preparation and filing of any patent applications, including sharing copies of such intended filings with adequate time for review and comment by the other Party and the parties shall have the opportunity to review and comment on substantive matters with respect to the preparation, filing and prosecution of any Alliance Rights.

4.8 ACQUISITION OF THIRD PARTY INTELLECTUAL PROPERTY. The Parties through the Steering Committee will mutually agree how and whether to license any intellectual property owned or controlled by Third Parties which may be necessary to meet the objectives of the R&D Program of this Agreement.

4.9 NO IMPLIED LICENSE OR RIGHT. No license or right is granted by implication or otherwise with respect to any patent application or patent except as specifically set forth herein.

4.10 INFRINGEMENT OF THIRD PARTY PATENTS BY THE PARTIES. Should either Party become aware of any patent that would be infringed by the Research or Development Activities undertaken in the R&D Program, or be sued for infringement thereof, that Party shall notify the other Party promptly in writing. The Parties shall promptly discuss and decide the best way to abate such potential infringement or defend such action, proceeding or suit.

4.11 INFRINGEMENT OF PATENT RIGHTS BY THIRD PARTIES. [...***...], in the event of any infringement of any such Alliance Rights, the Parties will promptly discuss and decide how to enforce such Alliance Rights against an alleged Third Party infringer. The Parties will cooperate in any action taken to enforce the Alliance Rights and will reach agreement on various issues relating to any such enforcement action including, but not limited to, determining which Party will lead such enforcement action, and any settlement discussions, cost sharing and award sharing (if any).


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                                               *CONFIDENTIAL TREATMENT REQUESTED

                                    ARTICLE V
                                 CONFIDENTIALITY

5.1 CONFIDENTIAL INFORMATION. In consideration of disclosure by either of the Parties to the other Party of confidential information in written or oral form or in the form of samples, the recipient and the recipient's Affiliates undertake for a period of [...***...] years from the termination or expiration of the R&D Program Term to treat received information as strictly confidential and therefore not to disclose it to any Third Party (except reliable employees and Affiliates and sublicensees under similar secrecy obligations), and to make no commercial use of it except for the purposes of this Agreement or except as otherwise specifically provided for herein. This obligation does not apply to:

         (a) information which, at the time of disclosure, is already in the public domain;

         (b) information which, after disclosure, becomes a part of the public domain by publication through no violation of this Agreement;

         (c) information which the recipient is able to prove by competent written evidence to have been in the recipient's possession prior to any disclosure by the disclosing Party;

         (d) information which is hereafter lawfully disclosed by a third party to the recipient, which third party did not acquire the information under a still effective obligation of confidentiality to the disclosing Party; and

         (e) information which is independently developed by or for a Party outside the Silicon Biotechnology Field.

5.2 PRESS RELEASE. The Parties will endeavor to issue a joint press release after execution of this Agreement. Neither Party shall issue any other public statement concerning the existence or terms of this Agreement or any activities related hereto without consulting and agreeing with the other Party. However, each Party may disclose this Agreement or any activities related hereto without the other Party's approval if such approval has been requested but not received within forty-eight (48) hours and such party concludes, after consulting with its legal advisors, that it is required by law or regulatory or listing agency to disclose the transaction or part thereof.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

6.1 BY DCC. DCC represents and warrants to GCOR that:

         (a) CORPORATE POWER. As of the Effective Date, DCC is duly organized and validly existing under the laws of the State of Michigan and has full corporate power and authority to enter into this Agreement and carry out the provisions hereof;


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                                               *CONFIDENTIAL TREATMENT REQUESTED

         (b) DUE AUTHORIZATION. As of the Effective Date, DCC is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. The person executing this Agreement on DCC's behalf has been duly authorized to do so by all requisite corporate action;

         (c) BINDING AGREEMENT. This Agreement is a legal and valid obligation binding upon DCC and enforceable in accordance with its terms. As of the Effective Date, the execution, delivery and performance of this Agreement by DCC does not to the best of its knowledge conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

         (d) TECHNOLOGY OWNERSHIP. DCC owns or Controls the DCC Background Rights and has the right to grant to GCOR the [...***...] granted under
         Section 4.2 hereof and that said license does not conflict with or violate the terms of any agreement between DCC and any Third Party;

         (e) PRIOR AGREEMENT. Except as set forth on Exhibit C, as of the Effective Date, DCC [...***...];

6.2      BY GCOR. GCOR represents and warrants to DCC that:

         (a) CORPORATE POWER. As of the Effective Date, GCOR is duly organized and validly existing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and carry out the provisions hereof;

         (b) DUE AUTHORIZATION. As of the Effective Date, GCOR is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. The person executing this Agreement on GCOR's behalf has been duly authorized to do so by all requisite corporate action;

         (c) BINDING AGREEMENT. This Agreement is a legal and valid obligation binding upon GCOR and enforceable in accordance with its terms. As of the Effective Date, the execution, delivery and performance of this Agreement by GCOR does not to the best of its knowledge conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

         (d) TECHNOLOGY OWNERSHIP. GCOR owns or Controls the GCOR Background Rights and has the right to grant to DCC [...***...] granted under
         Section 4.2 hereof and that said license does not conflict with or violate the terms of any agreement between GCOR and any Third Party; and

         (e) PRIOR AGREEMENT. Except as set forth on Exhibit B, as of the Effective Date, GCOR [...***...].

6.3 DISCLAIMER. NEITHER PARTY GUARANTEES THE SAFETY OR USEFULNESS OF ANY PRODUCT. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT


                                      -10-
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                                               *CONFIDENTIAL TREATMENT REQUESTED

NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


                                   ARTICLE VII
                                 INDEMNIFICATION

7.1 BY DCC. DCC shall defend, indemnify and hold GCOR harmless against any liability, damage, loss, cost or expense, including legal fees arising out of or resulting from: (i) DCC's breach of a material term of this Agreement; and (ii) DCC's breach of any representation or warranty set forth in Section 6.1.

7.2 BY GCOR. GCOR shall defend, indemnify and hold DCC harmless against any liability, damage, loss, cost or expense, including legal fees arising out of or resulting from: (i) GCOR's breach of a material term of this Agreement; and (ii) GCOR's breach of a representation or warranty set forth in Section 6.2.

7.3 NOTICE AND COOPERATION. If either party hereunder receives notice of any claim or of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity provided for in Article VII hereof may apply:

         (a) The party seeking indemnification shall notify the indemnifying party of such fact within 14 days at the address noted in Section 11.7; provided that the failure to so notify shall not release an indemnifying party of its obligation hereunder unless such failure shall be materially detrimental to the defense of any such action, proceeding or investigation; and

         (b) The party seeking indemnification shall cooperate with and assist the indemnifying party and its representatives in the investigation and defense of any claim and/or suit for which indemnification is provided.

7.4 DEFENSE AND SETTLEMENT. The indemnifying party shall control the defense of any claim and/or suit for which indemnification is provided under this Article VII. This agreement of indemnity shall not be valid as to any settlement of a claim or suit or offer of settlement or compromise without the prior written approval of the indemnifying party.


                                  ARTICLE VIII
                                COMMERCIALIZATION

8.1 COMMERCIAL PHASE. Prior to commercialization of a product developed by the Alliance, the Parties will determine the appropriate mechanism for commercialization taking into consideration business, technical, legal, tax and financial matters with a guiding principle that the Parties will share equally in the value created by the Alliance through a joint venture corporation or partnership (the "Commercial Entity"). The Parties [...***...] that the Commercial Entity will be owned [...***...] by GCOR and [...***...] by DCC under the assumption that the Parties' [...***...]; provided, however, [...***...], the provisions of Section 8.3 hereof will govern. The decision by the Parties regarding whether to form the Commercial Entity will be triggered [...***...]. It is anticipated that the


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                                               *CONFIDENTIAL TREATMENT REQUESTED

formation of the Commercial Entity will occur within [...***...] from the Effective Date of this Agreement. However, if at the end of the [...***...] the Commercial Entity has not been formed and this Agreement has not been terminated, the Parties will agree on an appropriate mechanism to continue funding of the research and development of products and processes in the Silicon Biotechnology Field through the Alliance.

8.2 BUSINESS-TO-BUSINESS PRODUCT OPPORTUNITIES. Notwithstanding the possibility of the Commercial Entity, the Parties recognize that multiple product opportunities and businesses may arise from the Alliance and [...***...]. At any time during the existence of the Alliance, the Parties should discuss and agree on the appropriate vehicle(s) for addressing product opportunities that arise from the Alliance on a case-by-case basis.

8.3 [...***...] MECHANISM. Based on the current understanding of [...***...]. At the expiration of the Research Phase and prior to commencement of the Commercial Phase and the formation of the Commercial Entity, the Parties will determine [...***...]. Contributions by either Party that are intended to be included for purposes of this Section 8.3 are [...***...].

         At such time the Parties may [...***...] in the Commercial Entity by each Party, respectively. Alternatively, the Parties may consider other mechanisms to account [...***...], including but not limited to, [...***...]. These and other alternatives may be considered by the Parties and their tax, accounting, and legal advisors, taking into consideration the facts and circumstances applicable to the Parties at the time.


                                   ARTICLE IX
                               SCIENTIST EXCHANGE

9.1 As part of the R&D Program, the Parties may request to have employees of either Party visit the other Party as visiting scientists in order to work on the R&D Program. In accordance with a request received by a Party (the "Requesting Party") the other Party (the "Hosting Party") will make all reasonable efforts to accommodate any such reasonable request. All costs for such visiting scientists will be borne by the Requesting Party.

         A visiting scientist may be present and perform research activities in Hosting Parties' facilities AT HIS/HER OWN RISK. In no event shall the Hosting Party be held liable for any injury, harm, or death incurred by a visiting scientist.

         Any research, development, discovery, or invention performed or made by a visiting scientist during the term of his/her visiting scientist role, including any patent or other intellectual property rights relating thereto, shall be owned in accordance with Article IV of this Agreement.

         If, in the course of a visiting scientist role hereunder, a visiting scientist receives proprietary information of GCOR or DCC relating to research, development, business operations, equipment or products of either Party, such information shall be subject to Article V hereof as GCOR Confidential Information or DCC Confidential Information, respectively, regardless of whether its receipt is confirmed in writing.

                                               *CONFIDENTIAL TREATMENT REQUESTED

         Nothing herein shall entitle any visiting scientist to, or render him/her eligible to, participate in any benefits or privileges extended to GCOR or its employees or DCC or its employees. The Parties may request any visiting scientist to sign appropriate agreements or disclaimers as deemed necessary by the Hosting Party


                                    ARTICLE X
                              TERM AND TERMINATION

10.1 TERM OF THE AGREEMENT. This Agreement, unless terminated sooner as provided herein shall expire at the expiration or termination of the R&D Program Term.

10.2 TERM OF THE R&D PROGRAM. The R&D Program shall begin on the Effective Date and continue for a term of two (2) years (the "Initial Term") which term will extend on a [...***...] by mutual agreement of the Parties (the "Extended Term").

10.3 MATERIAL BREACH. In the event that either Party breaches any material provision of this Agreement, the non-breaching Party upon sixty (60) days' written notice to the breaching Party may terminate this Agreement. However, if such breach is corrected within the sixty (60) day period and there are no unreimbursed damages resulting from the breach, the Agreement shall continue in force.

10.4 TERMINATION BY DCC. DCC may terminate the R&D Program and this Agreement by providing sixty (60) day prior written notice to GCOR at the end of the Initial Term or at the [...***...] during the Extended Term.

10.5 TERMINATION BY GCOR. GCOR may terminate the R&D Program and this Agreement by providing sixty (60) day prior written notice to DCC at the end of the Initial Term or at the [...***...] during the Extended Term.

10.6 MUTUAL TERMINATION. The Parties m ay mutually agree to terminate the R&D Program and the Agreement at the end of the Initial Term or anytime during the Extended Term.

10.7     EFFECT OF TERMINATION.

         (a) TERMINATION BY DCC.

                  (i) If DCC terminates the R&D Program and this Agreement, pursuant to Section 10.3, then [...***...].

                  (ii) If DCC terminates the R&D Program and this Agreement
                       pursuant to Section 10.4 [...***...], then the [...***...] up license granted by DCC to GCOR in DCC Background Rights for use in the research, development and commercialization of products and processes in the Silicon Biotechnology Field pursuant to Section 4.3 [...***...] as follows.
                       a.    Said license [...***...] up to a cap [...***...]
                             after termination (the "Amended License"). The royalty will be agreed to by the Parties taking into consideration the relative contribution of the [...***...] to the commercial product, and such other factors as are reasonably considered in similar transactions.

                                               *CONFIDENTIAL TREATMENT REQUESTED


                        b. The Amended License shall continue for a period of [...***...] from the date of termination.

                  Additionally, the [...***...] license granted by GCOR to DCC in GCOR Background Rights for use in the research, development and commercialization of products and processes in the Silicon Biotechnology Field pursuant to Section 4.2 [...***...]. The Parties will continue to own all Alliance Rights [...***...].

         (b) TERMINATION BY GCOR.

                  (i) If GCOR terminates the R&D Program and this Agreement, pursuant to Section 10.3, then DCC's license in GCOR's Background Rights [...***...].
                  (ii) If GCOR terminates the R&D Program and this Agreement pursuant to Section 10.5 and prior to the formation of the Commercial Entity, then the [...***...] license granted by GCOR to DCC in GCOR Background Rights for use in the research, development and commercialization of products in the Silicon Biotechnology Field pursuant to
                       Section 4.2 will continue for a period of [...***...] from the date of termination.

                  Additionally, the [...***...] license granted by DCC to GCOR in DCC Background Rights for use in the research, development and commercialization of products in the Silicon Biotechnology Field pursuant to Section 4.3 [...***...]. [...***...] of products or processes made, used or sold employing the Alliance Rights. The [...***...] taking into consideration the relative contribution of the Alliance Rights to the commercial product and such other factors as are reasonably considered in similar transaction.

                  Additionally, [...***...] from entering a relationship with a Third Party in the Silicon Biotechnology Field for a period of [...***...] from the date of termination.

         (c) MUTUAL TERMINATION. In the event the Alliance Partners mutually agree to terminate the R&D Program and this Agreement pursuant to Section 10.6 [...***...], the [...***...] up license granted by each Party to the other Party in its respective Background Rights will be amended to provide that the license [...***...]. This amended license will continue for a period of [...***...] from the date of termination. The Parties will continue to [...***...].

                  Additionally, [...***...] from entering a relationship with a Third Party in the Silicon Biotechnology Field for a period of [...***...] from the date of mutual termination.

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                                               *CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE XI
                                  MISCELLANEOUS

11.1 FORCE MAJEURE. Each of the Parties hereto shall be excused from the performance of its obligations hereunder and shall not be liable for damages to the other in the event that such performance is prevented by circumstances beyond its effective control. Such excuse from performance shall continue for as long as the condition responsible for such excuse continues and for a period of thirty (30) days thereafter, provided that if such excuse continues for a period of one hundred and eighty (180) days, the Party whose performance is not being prevented shall be entitled to withdraw from this Agreement. For the purpose of this Agreement circumstances beyond the effective control of the Party which excuse said Party from performance shall include, without limitation, acts of God, enactments, regulations or laws of any government, injunctions or judgment of any court, war, civil commotion, destruction of facility or materials by fire, earthquake, storm or other casualty, labor disturbances and failure of public utilities or common carrier.

11.2 INDEPENDENT CONTRACTORS. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employment or joint venture relationship between the Parties. All activities by the Parties hereunder shall be performed by the Parties as independent parties. Neither Party shall incur any debts or make any commitment for or on behalf of the other Party except to the extent, if at all, specifically provided herein or subsequently agreed upon.

11.3 LIMITATION ON ASSIGNMENT. Except as provided herein, neither Party may assign this Agreement nor any interest or obligation hereunder except with the prior written consent of the other, which consent shall not be unreasonably or untimely withheld. Either Party may assign this Agreement in connection with the sale or transfer of all or substantially all of its business to which this Agreement relates. Any permitted assignee shall assume all of the obligations of its assignor under this Agreement.

11.4 AMENDMENTS OF AGREEMENT. This Agreement may be amended or modified or one or more provisions hereof waived only by a written instrument signed by both Parties.

11.5 SEVERABILITY. In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement and the Parties to be invalid, illegal or unenforceable, such provisions shall be deleted in such jurisdiction; elsewhere this Agreement shall not be affected.

11.6 ARTICLE HEADINGS. The section headings contained in this Agreement are for convenience only and are to be of no force or effect in construing and interpreting this Agreement.

11.7 NOTICES. Any notice, report, request, approval, payment, consent or other communication required or permitted to be given under this Agreement shall be in writing and shall for all purposes be deemed to be fully given and received, if delivered in person or sent by registered mail, postage prepaid or by facsimile transmission to the respective parties at the following addresses:

                                               *CONFIDENTIAL TREATMENT REQUESTED

                  If to DCC:                Dow Corning Corporation
                                            2200 W. Salzburg Road
                                            P.O. Box 994
                                            Midland, Michigan 48686-0994
                                            Telefax:  989-496-5956
                                            Attention: [...***...]
                                            Business Manager

                  If to GCOR:               Genencor International, Inc.
                                            925 Page Mill Road
                                            Palo Alto, CA 94304
                                            Telefax:  650-845-6504
                                            Attention:  General Counsel

Either Party may change its address for the purpose of this Agreement by giving the other Party written notice of its new address.

11.8 NON-WAIVER FOR FAILURE TO ENFORCE COMPLIANCE. The express or implied waiver by either Party of a breach of any provision of this Agreement shall not constitute a continuing waiver of other breaches of the same or other provisions of this Agreement.

11.9 APPLICABLE LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

11.10 AUTHORITY TO SIGN; COUNTERPARTS. Each person signing below and each Party on whose behalf such person executes this Agreement warrants that he, she or it as the case may be, has the authority to enter into this Agreement. This Agreement may be executed in one or more counterparts, each of which is an original but all of which, taken together, shall constitute one and the same instrument.

                                   ARTICLE XII
                        PROVISION OF BIOLOGICAL MATERIALS

12.1 MATERIAL TRANSFER. Biological Material made available to a party ("Receiving Party") by the other party ("Delivering Party") is made available for research purposes within the R&D Program only and shall not be used for any other purpose without the prior written consent of the Delivering Party. Biological Material provided hereunder will not be used for experiments in which human beings are subjected to the Biological Material, nor for research purposes other than the R&D Program, for Third Parties, nor will Biological Material be transferred to any party outside the Receiving Party without the prior written consent of the Delivering Party. The Receiving Party obtains no rights or license in the transferred Biological Material nor may the Receiving Party file any patent applications claiming such Biological Material. The Receiving Party will handle such Biological Material in compliance with all laws, regulations and guidelines applicable to the Biological Material and its use. The Biological Material is experimental in nature, and is provided AS IS without any warranties with respect to performance or fitness for particular purpose, or to completeness and accuracy of information accompanying the Biological Material. The Receiving Party acknowledges that the Biological Material is provided AS IS and without any representation or warranty, express or implied unless otherwise agreed by the Parties.

                                               *CONFIDENTIAL TREATMENT REQUESTED

                  IN WITNESS WHEREOF, this Research Agreement has been entered into on the last date signed by the Parties below.


                                     DOW CORNING CORPORATION


Date:  10/4/01                       By:  /s/ James W. White
       --------------------               -------------------------------------
                                     Name:  James W. White
                                            -----------------------------------
                                     Title:   Executive Director, Science and
                                              Technology


                                     GENENCOR INTERNATIONAL, INC.


Date:  10/4/01                       By:  /s/ Thomas J. Pekich
       --------------------               --------------------------------------
                                     Name:  Thomas J. Pekich
                                          --------------------------------------
                                     Title:    Group Vice President, Bioproducts
                                           -------------------------------------

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                                               *CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT A


[...***...]

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                                               *CONFIDENTIAL TREATMENT REQUESTED



                                    EXHIBIT B



                  Section 2.1 GCOR pre-existing relationships:

                                   [...***...]

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                                               *CONFIDENTIAL TREATMENT REQUESTED





                                    EXHIBIT C



                   Section 2.1 DCC pre-existing relationships:

                             to be added by addendum

                                               *CONFIDENTIAL TREATMENT REQUESTED



                                    EXHIBIT D


[...***...]

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                                               *CONFIDENTIAL TREATMENT REQUESTED




                                    EXHIBIT E

                               GCOR Listed Rights

                             to be added by addendum

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                                               *CONFIDENTIAL TREATMENT REQUESTED







                                    EXHIBIT F

                                DCC Listed Rights

                             to be added by addendum